UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2018

RealSource RESIDENTIAL, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2089 East Fort Union Blvd., Salt Lake City, Utah 84121
(Address of principal executive offices)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (801) 601-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders

The Board of Directors of RealSource Residential, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of one (1) for twenty-five (25) (the “Reverse Stock Split”). The Company anticipates that the Reverse Stock Split will be effective as of 12:01 a.m. on August 30, 2018, or ten days after notice of the Reverse Stock Split is given to FINRA in accordance with Rule 10b-17 under the Exchange Act, whichever is later (the “Effective Date”). On and after the Effective Date, the issued and outstanding shares of Common Stock of the Company will be decreased from 15,719,645 shares to approximately 628,817 shares.

Reason for Reverse Stock Split

The Reverse Stock Split was a requirement under a stock purchase agreement (“SPA”) entered into between the majority shareholders of the Company and RealSource Acquisition Group, LLC, a Utah limited liability company. RealSource Acquisition Group, LLC is expected to assign its rights under the SPA to M-1 Advisors, LLC, a Delaware limited liability company, before closing. The transactions contemplated by the SPA are expected to close within the next ten business days.

Effects of the Reverse Stock Split

Effective Date; CUSIP Number. The Reverse Stock Split becomes effective at the open of business on the Effective Date. In connection with the Reverse Stock Split, a new CUSIP number for the Common Stock will be issued.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) twenty-five (25). The Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split, determined at the beneficial owner level by share certificate. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by twenty-five (25) and multiplying the exercise or conversion price thereof by twenty-five (25), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

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Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Nevada Agency and Transfer Company (“Transfer Agent”), at the address set forth below. The Transfer Agent will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. The Transfer Agent can be contacted at (775) 322-0626.

Nevada Agency and Transfer Company

50 West Liberty, Suite 880

Reno, Nevada, 89501

Nevada State Filing. The Company will effect the Reverse Stock Split in accordance with Nevada Revised Statutes (“NRS”) Section 78.209 pursuant to a Certificate of Change (the “Certificate”) that was filed with the Secretary of State of the State of Nevada on August 28, 2018. The Certificate will become effective at 12:01 a.m. on the Effective Date. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Stock Split.

A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effect the Reverse Stock Split without stockholder approval if (i) both the number of authorized shares of the Common Stock and the number of issued and outstanding shares of the Common Stock are proportionally reduced as a result of the Reverse Stock Split, (ii) the Reverse Stock Split does not adversely affect any other class of stock of the Company and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Reverse Stock Split complies with such requirements.

Capitalization. The Company is currently authorized to issue 100,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”). As a result of the Reverse Stock Split, the Company will be authorized to issue 4,000,000 shares of Common Stock. As of August 28, 2018, there were 15,719,645 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 628,817 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized Preferred Stock. There are no outstanding shares of the Company’s preferred stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Change of RealSource Residential, Inc.,

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions (including in respect of the Reverse Stock Split and the SPA); and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2018	RealSource Residential, Inc.

	By:	/s/ Nathan W. Hanks
	Name:	Nathan W. Hanks
	Title:	President and Chief Executive Officer

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